UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 7, 2020

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1332 Londontown Blvd., Sykesville, MD 21784
(Address of principal executive offices and zip code)

(410) 970-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 Par Value	GVP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Sixth Amendment and Reaffirmation Agreement

On January 7, 2020, GSE Systems, Inc. (“GSE”) and its wholly owned subsidiary GSE Performance Solutions, Inc. (“Performance Solutions” and collectively with GSE, the “Borrower”), GSE True North Consulting, LLC (“True North”), Hyperspring, LLC (“Hyperspring”), Absolute Consulting, Inc. (“Absolute”), and DP Engineering, LLC (“DP Engineering”, and together with True North, Absolute, and Hyperspring, the “Guarantors” and each a “Guarantor”), entered into a Sixth Amendment and Reaffirmation Agreement (the “Sixth Amendment”) with Citizens Bank, National Association (the “Bank”), amending and reaffirming the Borrower’s existing Credit and Security Agreement with the Bank (the “Credit Agreement”) effective on and as of December 31, 2019.  The Sixth Amendment adds certain defined terms, amends existing defined terms, adds certain provisions, and amends certain financial covenants in the Credit Agreement including as follows:

•	The following paragraphs were appended to Section 2.6 of the Credit Agreement:

“By no later than March 31, 2020, the Borrower shall prepay the Delayed Draw Term Loans in an aggregate principal amount equal to $1,000,000, which shall be made in accordance with Section 2.7 of this Agreement.

By no later than June 30, 2020, the Borrower shall prepay the Delayed Draw Term Loans in an aggregate principal amount equal to an additional $1,000,000, which shall be made in accordance with Section 2.7 of this Agreement.”

•	Section 7.1 of the Credit Agreement was deleted and replaced with the following new Section 7.1:

“Section 7.1.  Fixed Charge Coverage Ratio.  Borrower and its Subsidiaries shall maintain a minimum Fixed Charge Coverage Ratio of 1.25 to 1.00, to be tested quarterly as of the last day of each quarter beginning with the quarter ending September 30, 2020, on rolling four-quarter basis, calculated based on the financial statements received by the Bank in accordance with the terms of this Agreement, and for the testing dates on September 30, 2020, December 31, 2020, March 31, 2021, and June 30, 2021 the Fixed Charge Coverage Ratio shall be calculated based on the pro-forma debt service of Borrower and its Subsidiaries.”

•	Section 7.2 of the Credit Agreement was deleted and replaced with the following new Section 7.2:

“Section 7.2.  Leverage Ratio.  Borrower and its Subsidiaries shall not exceed a maximum Leverage Ratio, to be tested quarterly as of the last day of each quarter beginning with the quarter ending September 30, 2020, on a rolling four-quarter basis, calculated based on the financial statements received by the Bank in accordance with the terms of this Agreement, as follows:  (i)  2.50 to 1.00 for the period ending on September 30, 2020 and (ii) 2.25 to 1.00 for the periods ending on each December 31st, March 31st, June 30th and September 30th thereafter.”

•	The following new Section 7.4 was added to the Credit Agreement:

“Section 7.4.  Minimum Consolidated Adjusted EBITDA.  Borrower and its Subsidiaries shall maintain a minimum Consolidated Adjusted EBITDA, to be tested as of December 31, 2019, March 31, 2020, and June 30, 2020 of $4,250,000.00.”

•	The following new Section 7.5 was added to the Credit Agreement:

“Section 7.5.  Minimum USA Liquidity.  Borrower and its Subsidiaries shall maintain a minimum USA Liquidity of at least $5,000,000.00 in the aggregate, to be tested bi-weekly as of the fifteenth (15th) and the last day of each month beginning on December 31, 2019 and thereafter until June 30, 2020 and to be reported by Borrower to Bank within five (5) Business Days of such measurement date.”

•	Section 8.3 of the Credit Agreement was deleted and replaced with the following:

“Section 8.3.  Cash Position Reporting.  On the fifteenth (15th) and the last day of each calendar month, bank account statements of Borrower and its Subsidiaries or other information required by Bank in order to determine the aggregate dollar amount of the United States cash and cash equivalents of Borrower and its Subsidiaries in form and content satisfactory to Bank.”

•
Finally, a Section 10.22 was added to the Credit Agreement,which permits the Borrower (at its option) to refinance any outstanding debt under the Credit Agreement on or after June 30, 2020 (provided that certain requirements have been satisfied) on the following terms: (i) principal payments on the Delayed Draw Term Loans shall be made in accordance with up to a five (5) year amortization schedule, (ii) Borrower shall pay Bank seventy five percent (75%) of Excess Cash Flow for any fiscal year, and (iii) the Termination Date for the Term Loan Facility shall be the earlier of (y) May 11, 2023 or (z) the date the Term Loan Facility is terminated pursuant to Section 2.5 or Section 9.2 of this Agreement; notwithstanding the foregoing, any refinance of the Term Loan Facility shall be subject to terms and conditions satisfactory to Bank.  “Excess Cash Flow” means with respect to the Borrower and its Subsidiaries on a consolidated basis, for any applicable period of determination, in each case, determined in accordance with GAAP, (a) the sum of, without duplication (i) Consolidated Net Income, (ii) interest expense, (iii) any provision for income taxes deducted in the calculation of Consolidated Net Income, and (iv) depreciation expense and amortization expense, minus (b) the sum of, without duplication (i) the aggregate amount of income taxes paid in cash, (ii) cash interest expense deducted in determining Consolidated Net Income, (iii) the aggregate amount of permanent principal payments of Indebtedness, including, without limitation, permanent repayments of the principal component of Capital Lease Obligations, (iv) the aggregate amount of all Unfinanced Capital Expenditures, (v) any other Distribution paid in cash to the extent permitted under this Agreement, (vi) any fees, costs, and expenses paid in connection with the Credit Documents, and (vii) any cash exchanges or performance losses relating to any hedge or swap agreements.

Each Borrower and Guarantor also made customary affirmations, ratifications, representations and warranties typical for an amendment and reaffirmation of a financing of this type.  Finally, the effectiveness of the Sixth Amendment was made contingent upon the Borrower’s payment of $3 million to be applied to reduce the balance of the term loan facility.  The Borrower authorized payment of this amount to the Bank contemporaneously with its execution of the Sixth Amendment.

The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the Sixth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By: /s/ Daniel Pugh
Daniel Pugh
Secretary, Chief Legal and Risk Officer
January 8, 2020